UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2015 (February 12, 2015)

THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania	19087-5148
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Other Events.

(b)           Effective as of February 13, 2015, Randi Sellari will resign as the President and Chief Operating Officer of The J.G. Wentworth Company (the “Company”).  As a result, Ms. Sellari is no longer associated with the Company or its subsidiaries in any employment capacity.  Ms. Sellari’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company has agreed with Ms. Sellari that Ms. Sellari's resignation will be treated as being for Good Reason within the meaning of her employment agreement with J.G. Wentworth, LLC and, as a result, she will be eligible to receive the payments and benefits that are required to be paid or provided to her in accordance with the terms and conditions of her employment agreement.

A copy of the press release relating to Ms. Sellari's resignation is being furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press Release, dated February 12, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President & General Counsel

   Dated:                         February 13, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 12, 2015